FORM HOLDINGS CORP.
780 THIRD AVENUE
12TH FLOOR
NEW YORK, NY 10017

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E13707-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORM HOLDINGS CORP.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
3. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andrew D. Perlman
02) John Engelman
03) Salvatore Giardina
04) Bruce T. Bernstein
05) Richard K. Abbe
06) Donald E. Stout

		For	Against	Abstain
1.	To approve a merger, including, but not limited to the issuance of shares of FORM Holding Corp.'s ("FORM") common stock, preferred stock and warrants (and the shares of common stock issuable upon conversion of the preferred stock or exercise of the warrants) to the XpresSpa Holdings, LLC ("XpresSpa") equity holders in connection with the merger contemplated by the Agreement and Plan of Merger dated as of August 8, 2016, as amended on September 8, 2016, by and among FORM, XpresSpa, FHXMS, LLC, a wholly-owned subsidiary of FORM, and Mistral XH Representative, LLC, as Unitholders' Representative.	☐	☐	☐
2.	To approve the adoption of a Section 382 rights agreement designed to preserve the substantial amount of FORM's net operating loss carry forwards and other tax benefits.	☐	☐	☐
4.	To approve a proposed amendment to the FORM 2012 Employee, Director and Consultant Equity Incentive Plan, or the 2012 Plan, to increase the number of shares of common stock reserved for issuance under the Plan to up to a maximum of 7,573,568 shares and increase the maximum number of shares available for grant to a single participant in any fiscal year to 1,000,000.	☐	☐	☐
5.	To ratify the appointment of CohnReznick LLP as FORM's independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐
6.	To approve an amendment to FORM's Amended and Restated Certificate of Incorporation to remove "only-for-cause" director removal.	☐	☐	☐
7.	To approve, by an advisory vote, the compensation of FORM's named executive officers, as disclosed in the proxy statement/prospectus.	☐	☐	☐
8.	To approve the adjournment of the FORM annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of FORM's Proposal Nos. 1, 2, 3, 4, 5, 6 or 7.	☐	☐	☐

NOTE: The proxies are authorized to vote on all such matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2015 Annual Report are available at www.proxyvote.com.

E13708-TBD

FORM HOLDINGS CORP.
Annual Meeting of Stockholders
[TBD], [TBD]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FORM HOLDINGS CORP.

The undersigned stockholder of FORM Holdings Corp., a Delaware corporation (the "Company"), hereby appoints Andrew D. Perlman and Anastasia Nyrkovskaya, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, all of the shares of common stock of the Company which the undersigned is entitled to vote, on all matters that may properly come before the Annual Meeting of Stockholders of the Company to be held on [TBD], at [TBD], EST, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Chrysler Center, 666 Third Avenue, New York, New York 10017, and at any adjournment or postponement thereof.

The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8.

Continued and to be signed on reverse side